Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints F.H. Merelli and Paul Korus, and each of them, each with full power to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Cimarex Energy Co., and any and all amendments (including post-effective amendments) and additions to such Registration Statement, and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rules 413 and 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ F.H. Merelli	Director, Chairman, President and Chief Executive Officer	September 16, 2009
F.H. Merelli	(Principal Executive Officer)

/s/ Paul Korus	Vice President, Chief Financial Officer and Treasurer	September 16, 2009
Paul Korus	(Principal Financial Officer)

/s/ James H. Shonsey	Vice President, Chief Accounting Officer and Controller	September 16, 2009
James H. Shonsey	(Principal Accounting Officer)

/s/ Jerry Box	Director	September 16, 2009
Jerry Box

/s/ Hans Helmerich	Director	September 16, 2009
Hans Helmerich

/s/ David A. Hentschel	Director	September 16, 2009
David A. Hentschel

/s/ Paul D. Holleman	Director	September 16, 2009
Paul D. Holleman

/s/ Harold R. Logan, Jr.	Director	September 16, 2009
Harold R. Logan, Jr.

/s/ Monroe W. Robertson	Director	September 16, 2009
Monroe W. Robertson

Signature	Title	Date

/s/ Michael J. Sullivan	Director	September 16, 2009
Michael J. Sullivan

/s/ L. Paul Teague	Director	September 16, 2009
L. Paul Teague